                                                                     EXHIBIT 1.1

                         FORM OF UNDERWRITING AGREEMENT

                              NALCO HOLDING COMPANY
                                  COMMON STOCK
                           (PAR VALUE $0.01 PER SHARE)
                           ---------------------------

                             UNDERWRITING AGREEMENT
                             ----------------------

                                                                   _______, 2004

Goldman, Sachs & Co.,
Citigroup Global Markets Inc.,
J.P. Morgan Securities Inc.,
UBS Securities LLC,
    As representatives of the several Underwriters
      named in Schedule I hereto,
c/o Goldman, Sachs & Co.,
85 Broad Street,
New York, New York 10004.

Ladies and Gentlemen:

         Nalco Holding Company, a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") an aggregate of ________ shares (the "Firm Shares") and, at the election of the Underwriters, up to ________ additional shares (the "Optional Shares") of Common Stock, par value $0.01 per share ("Stock"), of the Company (the Firm Shares and the
Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the "Shares").

         As part of the offering contemplated by this Agreement, Citigroup
Global Markets Inc. has agreed to reserve out of the Shares set forth opposite its name on Schedule I to this Agreement, up to ________ shares, for sale to the
Company's employees, officers, and directors and other parties associated with the Company (collectively, "Participants"), as set forth in the Prospectus (as defined below) under the heading "Underwriting" (the "Directed Share Program").
The Shares to be sold by Citigroup Global Markets Inc. pursuant to the Directed
Share Program (the "Directed Shares") will be sold by Citigroup Global Markets
Inc. pursuant to this Agreement at the public offering price. Any Directed
Shares not orally confirmed for purchase by any Participants by 7:30 A.M. New
York City time on the business day following the date on which this Agreement is executed will be offered to the public by Citigroup Global Markets Inc. as set forth in the Prospectus

         1. The Company represents and warrants to, and agrees with, each of the
Underwriters that:

            (i) A registration statement on Form S-1 (File No. 333-118583) (the
         "Initial Registration Statement") in respect of the Shares has been filed with the Securities and Exchange Commission (the "Commission");
         the Initial Registration Statement and any post-effective

         amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering
         (a "Rule 462(b) Registration Statement"), filed pursuant to Rule 462(b)
         under the Securities Act of 1933, as amended (the "Act"), which became effective upon filing, no other document with respect to the Initial
         Registration Statement has heretofore been filed with the Commission;
         and no stop order suspending the effectiveness of the Initial
         Registration Statement, any post-effective amendment thereto or the
         Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the
         Commission pursuant to Rule 424(a) of the rules and regulations of the
         Commission under the Act is hereinafter called a "Preliminary
         Prospectus"; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b)
         under the Act in accordance with Section 6(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial
         Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration
         Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the "Registration Statement"; and such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the "Prospectus");

            (ii) No order preventing or suspending the use of any Preliminary
         Prospectus has been issued by the Commission, and each Preliminary
         Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;
         provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an
         Underwriter through Goldman, Sachs & Co. and Citigroup Global Markets
         Inc. expressly for use therein;

            (iii) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. and Citigroup Global Markets Inc.
         expressly for use therein;

            (iv) Since the date of the latest audited financial statements included in the Prospectus, except as set forth in or contemplated in the Prospectus, (A) there has not been any material adverse change in the condition (financial or otherwise), business or results of operations of the Company and its subsidiaries, taken as a whole, and
         (B) since the respective dates as of which information is given in the
         Registration Statement and the Prospectus, there has not been any change in the capital stock or long-term debt of the Company or any of its significant

         subsidiaries (as such term is defined in Rule 1-02(w) of Regulation
         S-X, as promulgated by the Commission (the "Significant
         Subsidiaries"));

            (v) Each of the Company and its subsidiaries owns, leases or licenses all such real properties as are necessary to conduct its operations as presently conducted, except as would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business or results of operations of Company and its subsidiaries, taken as a whole (a "Material Adverse Effect");

            (vi) Each of the Company and its subsidiaries has been duly organized and is validly existing as an entity in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate or other organizational power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign corporation or other entity and is in good standing under the laws of each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification except where the failure to be so organized or qualified, have such power or authority or be in good standing would not reasonably be expected to have a Material Adverse Effect;

            (vii) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description of the
         Stock contained in the Prospectus under the heading "Description of
         Capital Stock"; and all of the issued shares of capital stock of each subsidiary of the Company (or in the case of a non-wholly-owned subsidiary, such portion of the capital stock of such subsidiary issued to the Company or any of its subsidiaries), have been duly and validly authorized and issued, are fully paid and non-assessable and, except as otherwise set forth in the Prospectus, all outstanding shares of capital stock of the Company's subsidiaries are owned by the Company either directly or through its subsidiaries free and clear of any security interest, claim, lien or encumbrance (other than liens, encumbrances and restrictions (i) imposed by the Act and state securities or "blue sky" laws of certain jurisdictions and (ii) imposed in connection with the senior credit facilities described in the
         Prospectus); and the stock dividends and cash dividends (collectively, the "Dividends") described in the Prospectus under the heading
         "Dividend Policy", have been duly authorized by the Company's board of directors and stockholder, and no other corporate proceedings on the part of the Company are required to authorize the Dividends;

            (viii) The Shares have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform to the description of the Stock contained in the Prospectus;

            (ix) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the execution, delivery and performance of the this Agreement
         (including, without limitation, the issuance of the Shares and the distribution of the Dividends), except such (i) as may be required under the blue sky laws of any jurisdiction in which the Shares are offered and sold or (ii) as shall have been obtained or made prior to the First Time of Delivery (as defined in Section 5);

            (x) None of the execution and delivery of this Agreement, the issuance and sale of the Shares, or the consummation of any other of the transactions herein contemplated (including, without limitation, the distribution of the Dividends), or the fulfillment of the terms hereof will (A) conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Significant Subsidiaries pursuant to (i) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan

         agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its Significant Subsidiaries is a party or bound or to which its or their property is subject; or
         (ii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of the Company's Significant Subsidiaries or any of its or their properties, other than in the case of clause (i), such breaches, violations, liens, charges, or encumbrances that would not, individually or in the aggregate, reasonably be expected to have a
         Material Adverse Effect or (B) result in the violation of the charter or by-laws of the Company;

            (xi) Neither the Company nor any of its subsidiaries is in violation or default of (i) any provision of its charter, bylaws or any equivalent organizational document; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, other than in the cases of clauses (ii) and (iii), such violations and defaults that would not reasonably be expected to have a Material Adverse Effect;

            (xii) The consolidated historical financial statements of the
         Company and its consolidated subsidiaries present fairly the financial condition, results of operations and cash flows of the Company, as of the dates and for the periods indicated and have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein); the selected historical financial data set forth under the captions "Prospectus Summary - Summary Historical and
         Pro Forma Financial Data" and "Selected Historical Financial Data" in
         the Prospectus fairly present, on the basis stated in the Prospectus, the information included therein; the pro forma financial statements included in the Prospectus include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the Prospectus; the pro forma financial statements included in the Prospectus comply as to form with the applicable accounting requirements of Regulation S-X under the
         Act, except as otherwise noted in the letter delivered on the date hereof pursuant to Section 8(g), and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements;

            (xiii) The statements set forth in the Prospectus under the caption
         "Description of Capital Stock", insofar as they purport to constitute a summary of the terms of the Stock, under the captions "Description of
         Indebtedness", "Material U.S. Tax Consequences," and "Underwriting",
         insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair;

            (xiv) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the
         Company or any of its subsidiaries or its or their property is pending or, to the best knowledge of the Company, threatened that (i) would reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus;

            (xv) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company", as such term is defined in the Investment Company Act of 1940, as amended
         (the "Investment Company Act");

            (xvi) Ernst & Young LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Act and the applicable rules and regulations of the Commission thereunder;

            (xvii) The Company and its subsidiaries have filed all non-U.S.,
         U.S. federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not reasonably be expected to have a Material
         Adverse Effect and except as disclosed in the Prospectus) and have paid all taxes required to be paid by them and any other assessment, fine or penalty levied against them, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not reasonably be expected to have a Material Adverse Effect and except as disclosed in the Prospectus;

            (xviii) No labor problem or dispute with the employees of the
         Company or any of its subsidiaries exists that would reasonably be expected to have a Material Adverse Effect or, to the Company's knowledge, is threatened, and the Company is not aware of any existing labor disturbance that would reasonably be expected to have a Material
         Adverse Effect;

            (xix) The Company and its subsidiaries are insured against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged or as required by law;

            (xx) The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate U.S. federal, state or non-U.S. regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such licenses, certificates, permits and other authorizations would not reasonably be expected to have a Material
         Adverse Effect, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material
         Adverse Effect, except as disclosed in the Prospectus;

            (xxi) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

            (xxii) The Company and its subsidiaries are (i) in compliance with any and all applicable non-U.S., U.S. federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; (iii) have not received notice of any actual or potential liability under any Environmental Law; and (iv) have not been named as a "potentially responsible party" under the Comprehensive Environmental
         Response, Compensation, and

         Liability Act of 1980, as amended, except where such non-compliance with Environmental Laws, failure to receive or comply with required permits, licenses or other approvals, liability or status as a potentially responsible party would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, except as disclosed in the Prospectus;

            (xxiii) The minimum funding standard under Section 302 of the
         Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder ("ERISA"), has been satisfied by each "pension plan" (as defined in Section 3(2) of
         ERISA) which has been established or maintained by the Company and/or one or more of its subsidiaries, and the trust forming part of each such plan which is intended to be qualified under Section 401 of the
         Code is so qualified; each of the Company and its subsidiaries has fulfilled its obligations, if any, under Section 515 of ERISA; each pension plan and welfare plan established or maintained by the Company and/or one or more of its subsidiaries is in compliance in all material respects with the currently applicable provisions of ERISA; and neither the Company nor any of its subsidiaries has incurred or, except as disclosed in the Prospectus, could reasonably be expected to incur any material withdrawal liability under Section 4201 of ERISA, any material liability under Section 4062, 4063, or 4064 of ERISA, or any other material liability under Title IV of ERISA;

            (xxiv) The Company and its subsidiaries own, possess, license or have other rights to use on reasonable terms, all patents, trademarks and service marks, trade names, copyrights, domain names (in each case including all registrations and applications to register same), inventions, trade secrets, technology, know-how, and other intellectual property (collectively, the "Intellectual Property"), necessary for the conduct of the Company's business as now conducted or as proposed in the Prospectus to be conducted, except where the failure to own, possess, license or otherwise have such rights would not reasonably be expected to have a Material Adverse Effect. Except as disclosed in the
         Prospectus, and except as would not reasonably be expected to have a
         Material Adverse Effect, (i) the Company and its subsidiaries own, or have rights to use under license, all such Intellectual Property free and clear in all respects of all adverse claims, liens or other encumbrances except those granted in connection with the senior credit facilities described in the Prospectus; (ii) to the knowledge of the
         Company, there is no infringement by third parties of any such
         Intellectual Property; (iii) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by any third party challenging the Company's or its subsidiaries' rights in or to any such Intellectual Property, and the Company is not aware of any reasonable basis for any such claim; (iv) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by any third party challenging the validity, scope or enforceability of any such Intellectual Property, and the Company is not aware of any reasonable basis for any such claim; and (v) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by any third party that the Company or any subsidiary infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of any third party, and the Company is not aware of any reasonable basis for any such claim;

            (xxv) No forward-looking statement (within the meaning of Section
         27A of the Act and Section 21E of the Securities Exchange Act of 1934,
         as amended (the "Exchange Act")) or presentation of market-related or statistical data contained in the Preliminary Prospectus or Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith;

            (xxvi) Except as disclosed in the Prospectus, no person or entity other than the Stockholder has the right to require registration of shares of Stock or other securities of the Company because of the filing or effectiveness of the Initial Registration Statements or otherwise, except for persons and entities who have expressly waived such right or who have

         been given proper notice and have failed to exercise such right within the time or times required under the terms and conditions of such right; and

            (xxvii) Furthermore, the Company represents and warrants to
         Citigroup Global Markets Inc. that (A) the Registration Statement, the
         Prospectus and any Preliminary Prospectus comply, and any further amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Prospectus or any
         Preliminary Prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program, and that (B)
         no authorization, approval, consent, license, order, registration or qualification of or with any government, governmental instrumentality or court, other than such as have been obtained, is necessary under the securities laws and regulations of foreign jurisdictions in which the
         Directed Shares are offered outside the United States. The Company has not offered, or caused the Underwriters to offer, Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (x) a customer or supplier of the Company to alter the customer's or supplier's level or type of business with the
         Company, or (y) a trade journalist or publication to write or publish favorable information about the Company or its products.

         2. Subject to the terms and conditions herein set forth, (a) the
Company agrees to issue and sell to each of the Underwriters, and each of the
Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of $____, the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase
Optional Shares as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of
Optional Shares by a fraction, the numerator of which is the maximum number of
Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

         The Company hereby grants to the Underwriters the right to purchase at their election up to ________ Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares, provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm
Shares but not payable on the Optional Shares. Any such election to purchase
Optional Shares may be exercised only by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 5 hereof) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

         3. The Company hereby confirms its engagement of Citigroup Global
Markets Inc. as, and Citigroup Global Markets Inc. hereby confirms its agreement with the Company to render services as, a "qualified independent underwriter"
within the meaning of Rule 2720(b)(15) of the National Association of Securities
Dealers, Inc. (the "NASD") with respect to the offering and sale of the Shares.
Citigroup Global Markets Inc., in its capacity as qualified independent underwriter and not otherwise, is referred to herein as the "QIU".

         4. Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

         5. (a) The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as Goldman, Sachs & Co. may request upon at least forty-eight hours' prior notice to the Company shall be delivered by or on behalf of the Company to
Goldman, Sachs & Co., through the facilities of The Depository Trust Company
("DTC"), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal
(same-day) funds to the account specified by the Company to Goldman, Sachs & Co.
at least forty-eight hours in advance. The Company will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the "Designated
Office"). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York time, on _______, 2004 or such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by Goldman, Sachs & Co. in the written notice given by Goldman, Sachs
& Co. of the Underwriters' election to purchase such Optional Shares, or such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the
"First Time of Delivery", such time and date for delivery of the Optional
Shares, if not the First Time of Delivery, is herein called the "Second Time of
Delivery", and each such time and date for delivery is herein called a "Time of
Delivery".

         (b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares and any additional documents requested by the
Underwriters pursuant to Section 8(l) hereof will be delivered at the offices of
Sullivan & Cromwell LLP, 125 Broad Street, New York, New York 10004-2498 (the
"Closing Location"), and the Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at
3:00 p.m., New York City time, on the New York Business Day next preceding such
Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 5, "New York Business Day"
shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

         6. The Company agrees with each of the Underwriters:

            (a) To prepare the Prospectus in a form approved by you, such approval not to be unreasonably withheld or delayed, and to file such
         Prospectus pursuant to Rule 424(b) under the Act not later than the
         Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration
         Statement or Prospectus to which you reasonably object promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration
         Statement has been filed or becomes effective or any supplement to the
         Prospectus or any amended Prospectus has been filed and to furnish you with copies thereof; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the
         Commission for the amending or supplementing of the Registration
         Statement or Prospectus or for additional

         information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary
         Prospectus or prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;

            (b) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or a dealer in securities or to file a general consent to service of process in any jurisdiction or to subject itself to taxation in excess of a nominal amount in respect of doing business in any jurisdiction;

            (c) Prior to 10:00 A.M., New York City time, on the New York
         Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason in the opinion of counsel for the Underwriters it shall be necessary during such period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the
         Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with
         Section 10(a)(3) of the Act;

            (d) To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c)
         under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a)
         of the Act and the rules and regulations of the Commission thereunder
         (including, at the option of the Company, Rule 158);

            (e) During the Lock-up Period (as defined below), not to offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company), directly or indirectly, including to establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, except as provided hereunder, any Stock, any securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than (i) the Shares to be sold by the Company hereunder, (ii) the issuance of shares of Stock upon the exercise of an option or warrant or upon the conversion or exchange

         of convertible or exchangeable securities, in each case outstanding as of the date of this Agreement or described in the Prospectus as being outstanding on or prior to the First Time of Delivery, (iii) the grant of options to purchase shares of Stock under the Company's stock option plans existing on the date of this Agreement and described in the
         Prospectus, (iv) the issuance of securities of the Company in exchange for the assets of, or a majority or controlling portion of the equity of, another entity in connection with the acquisition by the Company of such entity, provided, however, that in the case of (iv), (A) prior to such issuance of securities, each recipient of such securities shall have executed and delivered to the Representatives an agreement substantially in the form of Annex III(a) hereto, and (B) the aggregate market value of such securities shall not exceed 5% of the market capitalization of the Company immediately following the First Time of
         Delivery, and (v) the filing of a registration statement in respect of the Stock during the Lock-up Period), without the prior written consent of Goldman, Sachs & Co. (the initial lock-up period will commence on the date hereof and will continue to and including the date 180 days after the date of the Prospectus; provided, however, that if (1) during the last 17 days of the initial lock-up period the Company releases earnings results or announces material news or a material event or (2)
         prior to the expiration of the initial lock-up period the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial lock-up period, then in each case the lock-up period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless Goldman, Sachs & Co. waives, in writing, such lock-up restriction (the "Lock-up Period");

            (f) To provide written notice to the Representatives and to each of the Company's directors and executive officers and the Stockholder and such other persons listed in Annex III(b) hereto of any event that would result in an extension of the Lock-up Period in accordance with the agreement in the form of Annex III(a) hereto executed by each such person and delivered to the Underwriters on or prior to the date hereof;

            (g) So long as the Company is required to file reports with the
         Commission pursuant to Section 13 or 15(d) of the Exchange Act (but in any event for a period of no less than two years and no more than five years from the effective date of the Registration Statement), to furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders' equity and cash flows of the
         Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration
         Statement), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail; provided, however, that the Company may satisfy the requirements of this subsection by making any such reports, communications or information generally available on its web site or by filings such information with the Commission via EDGAR;

            (h) So long as the Company is required to file reports with the
         Commission pursuant to Section 13 or 15(d) of the Exchange Act (but in any event for a period of no less than two years and no more than five years from the effective date of the Registration Statement), to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed;
         and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of

                                       10

         the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission); provided, however, that the Company may satisfy the requirements of this subsection by making any such reports, communications or information generally available on its web site or by filings such information with the
         Commission via EDGAR;

            (i) To use the net proceeds received by it from the sale of the
         Shares pursuant to this Agreement in the manner specified in the
         Prospectus under the caption "Use of Proceeds";

            (j) To use its commercially reasonable efforts to list, subject to notice of issuance, the Shares on the New York Stock Exchange (the
         "Exchange");

            (k) To file with the Commission such information on Form 10-Q or
         Form 10-K as may be required by Rule 463 under the Act;

            (l) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b)
         Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act;

            (m) Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company's owned trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the "License");
         provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred; and

            (n) Not to take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

         Furthermore, the Company covenants with Citigroup Global Markets Inc.
that the Company will comply with all applicable securities and other applicable laws, rules and regulations in each foreign jurisdiction in which the Directed
Shares are offered in connection with the Directed Share Program.

         7. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the
Registration Statement, any Preliminary Prospectus and the Prospectus and
amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Blue Sky Memorandum and any other related documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 6(b) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Shares on the Exchange; and (v)
the filing fees incident to, and the fees and disbursements of counsel for the
Underwriters in connection with, securing any required review by the NASD of the terms of the sale of the Shares; (vi) the cost of preparing stock certificates;
(vii) the cost and charges of any transfer agent or registrar; (viii) all reasonable fees and

                                       11

disbursements of counsel incurred by the Underwriters in connection with the
Directed Share Program; (ix) all costs and expenses incurred by the Underwriters in connection with the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of copies of the Directed Share Program material; (x) all stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section, including the transportation and other expenses incurred by or on behalf of the Company representatives in connection with presentations to prospective purchasers of the Shares (it being understood that the Company and the Representatives shall each bear half of the costs, respectively, associated with any chartered aircraft). It is understood, however, that, except as provided in this Section, and Sections 9, 10 and 13 hereof, the Underwriters will pay all of their own costs and expenses, including the fees and disbursements of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

         8. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that (i) all representations and warranties and other statements of the Company herein that are qualified by Material Adverse Effect or another materiality qualifier are, at and as of such Time of Delivery, true and correct and (ii) all representations and warranties and other statements of the Company herein that are not qualified by Material Adverse Effect or another materiality qualifier are, at and as of such Time of Delivery, true and correct in all material respects, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

            (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 6(a) hereof; if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the
         Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

            (b) Sullivan & Cromwell LLP, counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated such Time of Delivery, with respect to the incorporation of the Company, the validity of the Shares and such other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

            (c) Simpson Thacher & Bartlett LLP, counsel for the Company, shall have furnished to you their written opinion (a draft of the opinion to be delivered on the First Time of Delivery is attached as Annex II(a)
         hereto), dated such Time of Delivery, in form and substance satisfactory to you;

            (d) Stephen N. Landsman, Esq., General Counsel of the Company, shall have furnished to you his written opinion (a draft of the opinion to be delivered on the First Time of Delivery is attached as Annex II(b)
         hereto), dated such Time of Delivery, in form and substance satisfactory to you;

            (e) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of
         Delivery, Ernst & Young LLP shall have furnished to you a letter or letters, dated the

                                       12

         respective dates of delivery thereof, in form and substance satisfactory to you (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex I(a) hereto and a draft of the form of letter to be delivered on the effective date of any post-effective amendment to the Registration Statement and as of each Time of Delivery is attached as Annex I(b) hereto);

            (f) Subsequent to the date of the Prospectus or, if earlier, the dates as of which information is given in the Prospectus (exclusive of any amendment or supplement thereto), there shall not have been any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), business or results of operations of the Company and its subsidiaries, taken as a whole and after giving effect to the offering, except as set forth in or contemplated in the Prospectus (exclusive of any amendment or supplement thereto), the effect of which, is, in the judgment of the
         Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the
         Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus (exclusive of any amendment or supplement thereto);

            (g) On or after the date hereof, there shall not have been any decrease in the rating of any of the Company or any of its Significant
         Subsidiaries' debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the
         Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change;

            (h) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange; (ii) a suspension or material limitation in trading in the Company's securities on the Exchange;
         (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis, if the effect on the financial markets of any such event specified in clause (iv) or (v) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of
         Delivery on the terms and in the manner contemplated in the Prospectus;

            (i) The Shares at such Time of Delivery shall have been duly listed, subject to notice of issuance, on the Exchange;

            (j) The Company has obtained and delivered to the Underwriters executed copies of an agreement in the form of Annex III(a) from the
         Company's directors and executive officers and the Stockholder and such other persons listed in Annex III(b);

            (k) The Company shall have complied with the provisions of Section
         6(c) hereof with respect to the furnishing of prospectuses; and

            (l) The Company shall have furnished or caused to be furnished to you at such Time of Delivery customary certificates of officers of the
         Company satisfactory to you to the effect that:

                (i) the representations and warranties of the Company herein that are not qualified by Material Adverse Effect or another materiality qualifier are true and correct in all material respects at and as of such Time of Delivery;

                                       13

                (ii) the representations and warranties of the Company herein that are qualified by Material Adverse Effect or another materiality qualifier are true and correct at and as of such Time of Delivery;

                (iii) the Company has performed in all material respects all obligations and satisfied all conditions on its part to be performed or satisfied pursuant to this Agreement at or prior to such Time of
         Delivery;

                (iv) the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 6(a) of this Agreement; the Company's
         Registration Statement No. 333-118583 under the Act shall have become effective; if the Company has elected to rely upon Rule 462(b), the
         Rule 462(b) Registration Statement shall have become effective by 10:00
         P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been initiated or threatened by the Commission; and all requests for additional information relating to the Registration Statement on the part of the Commission have been complied with;

                (v) since the date of the most recent financial statements included in the Prospectus (exclusive of any amendment or supplement thereto), there has been no material adverse change in the condition
         (financial or otherwise), business or results of operations of the
         Company and its subsidiaries, taken as a whole, except as set forth in or contemplated in the Prospectus (exclusive of any amendment or supplement thereto); and

                (vi) the pro forma financial statements included in the
         Prospectus comply as to form in all material respects with the accounting requirements of Regulation S-X under the Act, except as otherwise noted in the letter delivered on the date hereof pursuant to
         Section 8(e) hereof, and the pro forma adjustments have been properly applied in all material respects to the historical amounts in the compilation of those statements.

         9. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration
Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and (subject to the limitations set forth in the proviso to this sentence) will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement
or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Goldman, Sachs & Co. and Citigroup Global Markets Inc. expressly for use therein. The Company shall not be liable under this Section 9 to any indemnified party regarding any settlement or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent is consented to by the
Company, which consent shall not be unreasonably withheld.

                                       14

         (b) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof)
arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration
Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or
the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Goldman, Sachs & Co. and Citigroup Global Markets Inc. expressly for use therein. The Underwriters shall not be liable under this Section 9 to any indemnified party regarding any settlement or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent is consented to by the
Underwriters, which consent shall not be unreasonably withheld.

         (c) The Company agrees to indemnify and hold harmless Citigroup Global
Markets Inc., the directors, officers, employees and agents of Citigroup Global
Markets Inc. and each person, who controls Citigroup Global Markets Inc. within the meaning of either the Act or the Exchange Act ("Citigroup Entities"), from and against any and all losses, claims, damages and liabilities to which they may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim), insofar as such losses, claims damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the prospectus wrapper material prepared by or with the consent of the Company for distribution in foreign jurisdictions in connection with the Directed Share Program attached to the Prospectus or any Preliminary
Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein, when considered in conjunction with the Prospectus or any applicable Preliminary Prospectus, not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of the securities which immediately following the effective date of the Registration Statement, were subject to a properly confirmed agreement to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program, except that this clause (iii) shall not apply to the extent that such loss, claim, damage or liability is finally judicially determined to have resulted primarily from the gross negligence, willful misconduct or bad faith of the Citigroup Entities.

         (d) Promptly after receipt by an indemnified party under subsection
(a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such

                                       15

indemnified party under such subsection for any fees and expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest (based on the advice of counsel to the indemnified party), (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim)
unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.
Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to subsection (c) above in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for Citigroup
Global Markets Inc., the directors, officers, employees and agents of Citigroup
Global Markets Inc., and all persons, if any, who control Citigroup Global
Markets Inc. within the meaning of either the Act or the Exchange Act for the defense of any losses, claims, damages and liabilities arising out of the
Directed Share Program (each, a "Citigroup Indemnified Party") if (i) the use of counsel chosen by the indemnified parties would present such counsel with a conflict of interest (based on the advice of counsel to the indemnified parties), (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified parties and the Citigroup Indemnified Party and the Citigroup Indemnified Party shall have reasonably concluded that there may be legal defenses available to it which are different from or additional to those available to the indemnified parties, (iii) the indemnifying party shall not have employed counsel satisfactory to the Citigroup Indemnified Party to represent the Citigroup Indemnified Party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the Citigroup Indemnified Party to employ separate counsel at the expense of the indemnifying party.

         (e) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the

                                       16

Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares (before deducting expenses) received by the
Company bear to the total underwriting discounts and commissions received by the
Underwriters, in each case as set forth in the table on the cover page of the
Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission and other equitable considerations appropriate under the circumstances. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection
(e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.
Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

         (f) The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each officer, director and affiliate of the respective Underwriters and to each person, if any, who controls any
Underwriter within the meaning of the Act; and the obligations of the
Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

         10. (a) The Company will indemnify and hold harmless Citigroup Global
Markets Inc., in its capacity as QIU, against any losses, claims, damages or liabilities, joint or several, to which the QIU may become subject, under the
Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in any
Preliminary Prospectus, the Registration Statement or the Prospectus, or any
amendment or supplement thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any act or omission to act or any alleged act or omission to act by Citigroup Global Markets Inc. as QIU in connection with any transaction contemplated by this Agreement or undertaken in preparing for the purchase, sale and delivery of the Shares, except as to this clause (iii) to the extent that any such loss, claim, damage or liability results from the gross negligence, willful misconduct or bad faith of Citigroup
Global Markets Inc. in performing the services as QIU, and will reimburse the
QIU for any legal or other expenses reasonably incurred by the QIU in connection with investigating or defending any such action or claim as such expenses are incurred.

                                       17

         (b) Promptly after receipt by the QIU under subsection (a) above of notice of the commencement of any action, the QIU shall, if a claim in respect thereof is to be made against the Company under such subsection, notify the
Company in writing of the commencement thereof; but the omission so to notify the Company shall not relieve it from any liability which it may have to the QIU otherwise than under such subsection. In case any such action shall be brought against the QIU and it shall notify the Company of the commencement thereof, the
Company shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to the QIU (who shall not, except with the consent of the QIU, be counsel to the Company), and, after notice from the indemnifying party to the QIU of its election so to assume the defense thereof, the indemnifying party shall not be liable to the QIU under such subsection for any fees and expenses of other counsel or any other expenses, in each case subsequently incurred by the QIU, in connection with the defense thereof other than reasonable costs of investigation. The Company shall not, without the written consent of the QIU, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought under this Section 10 (whether or not the QIU is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the QIU from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of
QIU.

         (c) If the indemnification provided for in this Section 10 is unavailable to or insufficient to hold harmless Citigroup Global Markets Inc., in its capacity as QIU, under subsection (a) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then the Company shall contribute to the amount paid or payable by the
QIU as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the QIU on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the QIU failed to give the notice required under subsection (b) above, then the Company shall contribute to such amount paid or payable by the QIU in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the QIU on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the QIU on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares (before deducting expenses) received by the Company, as set forth in the table on the cover page of the Prospectus, bear to the fee payable to the QIU, if any, pursuant to this
Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the QIU on the other and the parties'
relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission and other equitable considerations appropriate under the circumstances. The Company and the QIU agree that it would not be just and equitable if contributions pursuant to this subsection (c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (c). The amount paid or payable by the QIU as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (c) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                                       18

         (d) The obligations of the Company under this Section 10 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each officer, director and affiliate of the QIU and to each person, if any, who controls the QIU within the meaning of the Act.

         11. (a) If, on any Time of Delivery, any one or more of the
Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares or Optional Shares, as applicable, set forth opposite their respective names in Schedule I bear to the aggregate number of Firm Shares or Optional Shares, as applicable, set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting
Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this
Section 11 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. In any such case either you or the
Company shall have the right to postpone the Time of Delivery, but in no event for longer than seven days, in order that the required changes, if any, in the
Registration Statement and in the Prospectus or in any other documents or arrangements may be effected.

         (b) If, on the First Time of Delivery, any Underwriter or Underwriters
shall fail or refuse to purchase Firm Shares and the aggregate number of Firm
Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased, and arrangements satisfactory to you and the Company for the purchase of such Firm Shares are not made within
72 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company except for the expenses to be borne by the Company and the Underwriters as provided in Section
7 hereof and the indemnity and contribution agreements in Sections 9 and 10 hereof.

         (c) If, on any Time of Delivery on which Optional Shares are delivered, any Underwriter or Underwriters shall fail or refuse to purchase Optional Shares and the aggregate number of Optional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Optional Shares to be purchased on such Time of Delivery, the non-defaulting Underwriters shall have the option to (i) terminate obligation hereunder to purchase Optional Shares or
(ii) purchase not less than the number of Optional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such
Underwriter under this Agreement.

         (d) The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

         12. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Shares.

                                       19

         13. If this Agreement shall be terminated pursuant to Section 11 hereof, the Company shall not be under any liability to any Underwriter except as provided in Sections 7, 9 and 10 hereof; but, if the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 8 hereof is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, including pursuant to Section 11 hereof, the
Company will reimburse the Underwriters severally through Goldman, Sachs & Co.
and Citigroup Global Markets Inc. on behalf of the Underwriters on demand for all reasonable out-of-pocket accountable expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Shares, but the Company shall then be under no further liability to any Underwriter in respect of the Shares not so delivered except as provided in Sections 7, 9 and 10 hereof.

         14. In all dealings hereunder, you shall act on behalf of each of the
Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by Goldman, Sachs & Co. and Citigroup Global Markets
Inc. on behalf of you as the representatives.

         All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives in care of: (i) Goldman,
Sachs & Co., 85 Broad Street, New York, New York 10004, Attention: Registration
Department and (ii) Citigroup Global Markets Inc., 388 Greenwich Street, New
York, New York, 10013, Attention: General Counsel (fax no.: (212) 816-7912); and
if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration
Statement, Attention: Stephen Landsman, Vice President, General Counsel and
Corporate Secretary (fax no.: (630) 305-2840); provided, however, that any notice to an Underwriter pursuant to Section 9(d) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire or telex constituting such
Questionnaire, which address will be supplied to the Company by you on request.
Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

         15. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters and the Company and, to the extent provided in
Sections 9, 10 and 12 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

         16. Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in
Washington, D.C. is open for business.

         17. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE
WITH THE LAWS OF THE STATE OF NEW YORK.

         18. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

         19. The Company is authorized, subject to applicable law, to disclose any and all aspects of this potential transaction that are necessary to support any U.S. federal income tax benefits expected to be claimed with respect to such transaction, and all materials of any kind (including tax opinions and other tax analyses) related to those benefits, without the Underwriters imposing any limitation of any kind.

                                       20

         If the foregoing is in accordance with your understanding, please sign and return to us seven counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of
Agreement among Underwriters, the form of which shall be submitted to the
Company for examination.

                                            Very truly yours,

                                            Nalco Holding Company

                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

Goldman, Sachs & Co.
Citigroup Global Markets Inc.
J.P. Morgan Securities Inc.
UBS Securities LLC

By:
   ----------------------------------
   (Goldman, Sachs & Co.)

   On behalf of each of the Underwriters

                                       21

                                   SCHEDULE I

                                                                       NUMBER OF OPTIONAL
                                                                          SHARES TO BE
                                                  TOTAL NUMBER OF         PURCHASED IF
                                                    FIRM SHARES          MAXIMUM OPTION
                              UNDERWRITER         TO BE PURCHASED           EXERCISED
                              -----------         ---------------      -------------------

Goldman, Sachs & Co..............................
Citigroup Global Markets Inc.....................
J.P. Morgan Securities Inc.......................
UBS Securities LLC...............................
Banc of America Securities LLC ..................
Bear, Stearns & Co. Inc. ........................
Credit Suisse First Boston LLC...................
Deutsche Bank Securities Inc.....................
Lehman Brothers Inc..............................
William Blair & Company, L.L.C...................

         Total................................... ------------------   -------------------
                                                  ==================   ===================

                                       22

                                                                      ANNEX I(a)

    COMFORT LETTER DELIVERED PRIOR TO THE EXECUTION OF UNDERWRITING AGREEMENT

                                                                      ANNEX I(b)

       FORM OF COMFORT LETTER TO BE DELIVERED ON THE EFFECTIVE DATE OF ANY
         POST-EFFECTIVE AMENDMENT TO THE REGISTRATION STATEMENT AND ON
                              EACH TIME OF DELIVERY

                                                                     ANNEX II(a)

  FORMS OF OPINIONS OF SIMPSON THACHER & BARTLETT LLP, COUNSEL FOR THE COMPANY

                                                                     ANNEX II(b)

                FORM OF OPINION OF GENERAL COUNSEL OF THE COMPANY

                                                                    ANNEX III(a)

                              NALCO HOLDING COMPANY

                                LOCK-UP AGREEMENT

                                                                  ________, 2004

Goldman, Sachs & Co.,
Citigroup Global Markets Inc.,
J.P. Morgan Securities Inc.,
UBS Securities LLC,
c/o Goldman, Sachs & Co.
85 Broad Street
New York, New York  10004

and

Nalco LLC
1601 West Diehl Road
Naperville, Illinois  60563-1198

         Re:  Nalco Holding Company - Lock-Up Agreement
              -----------------------------------------

Ladies and Gentlemen:

         The undersigned understands that Goldman, Sachs & Co., Citigroup Global
Markets Inc., J.P. Morgan Securities Inc. and UBS Securities LLC, as
representatives (the "Representatives"), propose to enter into an Underwriting
Agreement (the "Underwriting Agreement") on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the "Underwriters"), with
Nalco Holding Company, a Delaware corporation (the "Company") and a subsidiary of Nalco LLC, providing for a public offering of the Common Stock, par value
$0.01 per share, of the Company (the "Shares") pursuant to the Company's
Registration Statement on Form S-1 (Reg. No. 333-118583) (the "Registration
Statement") filed with the Securities and Exchange Commission (the "SEC").

         In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period specified in the following paragraph (the "Lock-up Period"), the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of Common Stock of the Company, or any options or warrants to purchase any shares of Common
Stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock of the Company or units or other membership interests in Nalco LLC, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the "Undersigned's
Shares"). The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned's Shares even if such Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option)
with respect to any of the

Undersigned's Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares. If the undersigned is a Management Member, as defined in the Nalco LLC Limited
Liability Company Operating Agreement, dated May 17, 2004 (the "LLC Agreement"), the undersigned acknowledges that any proceeds of the offering of the Shares that are distributed to Nalco LLC will be used to redeem Class A Units held by the Sponsor Members (as such terms are defined in the LLC Agreement) and not any units held by Management Members.

         The initial Lock-up Period will commence on the date of this Lock-Up
Agreement and continue for 180 days after the public offering date set forth on the final prospectus used to sell the Shares (the "Public Offering Date")
pursuant to the Underwriting Agreement; provided, however, that if (1) during the last 17 days of the initial Lock-up Period the Company releases earnings results or announces material news or a material event or (2) prior to the expiration of the initial Lock-up Period the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-up Period, then in each case the Lock-up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless Goldman, Sachs & Co. waives, in writing, such extension.

         The undersigned hereby acknowledges and agrees that the Company has agreed in the Underwriting Agreement to provide written notice of any event that would result in an extension of the Lock-up Period pursuant to the previous paragraph to the undersigned and that any such notice properly delivered will be deemed to have given to, and received by, the undersigned. The undersigned hereby further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Agreement during the period from the date of this Lock-Up Agreement to and including the 34th day following the expiration of the initial Lock-up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action during such period unless it has received written confirmation from the
Company that the Lock-up Period (as may have been extended pursuant to the previous paragraph) has expired.

         Notwithstanding the foregoing, the undersigned may transfer the
Undersigned's Shares (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) by will or intestate, (iii) to any trust, partnership or limited liability company for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust, partnership or the limited liability company, as the case may be, agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iv) to the extent applicable, as distributions of the Undersigned's Shares to a wholly-owned subsidiary of the undersigned or to the direct or indirect members or partners of the undersigned, provided, however, that (A) it shall be a condition to such transfer that the transferee (if not already subject to this Lock-up Agreement)
execute an agreement stating that such transferee is receiving and holding such capital stock subject to the provisions of this Lock-Up Agreement and there shall be no further transfer of such capital stock except in accordance with this Lock-up Agreement, and (B) such transfer shall not involve a disposition for value, (v) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (iv), or
(vi) with the prior written consent of Goldman, Sachs & Co. on behalf of the
Underwriters. For purposes of this Lock-Up Agreement, "immediate family" shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. The undersigned now has, and, except as contemplated by clause (i)
through (vi) above, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned's Shares, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of the Undersigned's Shares during the Lock-up
Period except in compliance with the foregoing restrictions.

         The undersigned understands that Nalco LLC, the Company and the
Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering. The undersigned further understands that this
Lock-Up Agreement is irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors, and assigns.

         This Lock-Up Agreement shall automatically terminate and be of no further effect if (i) the Registration Statement is not declared effective by the SEC by ________, 2004 or (ii) the Underwriting Agreement is terminated pursuant to its terms.

                                        Very truly yours,

                                        ----------------------------------------
                                        Exact Name

                                        ----------------------------------------
                                        Authorized Signature

                                        ----------------------------------------
                                        Title

                                                                    ANNEX III(b)

                             LOCK-UP AGREEMENT LIST

EXECUTIVE OFFICERS AND DIRECTORS

William H. Joyce
William J. Roe
Bradley J. Bell
Daniel M. Harker
Mark L. Bosanko
Mark W. Irwin
Louis L. Loosbrock
Leon D. Black
Chinh E. Chu
Richard A. Friedman
Joshua J. Harris
Sanjeev K. Mehra
Paul H. O'Neill

STOCKHOLDER AND BENEFICIAL OWNERS OF THE STOCKHOLDER

Nalco LLC

Blackstone Capital Partners IV L.P.
Blackstone Family Investment Partnership IV-A L.P.
Blackstone Capital Partners IV-A L.P.
Blackstone Management Associates IV L.L.C.

Apollo Investment Fund V, L.P.
Apollo Management V, L.P.
Apollo Advisors V, L.P.

GS Capital Partners 2000, L.P.
GS Capital Partners 2000 Offshore, L.P.
GS Capital Partners 2000 GmbH & Co. Beteiligungs KG GS Capital Partners 2000
Employee Fund, L.P.
NH Acquisition LLC
Goldman Sachs Direct Investment Fund 2000, L.P.

UNITHOLDERS

STEVE ABBATELLO
OSVALDO ALCOCER
JOHN ALCORN
GARY AMAN
MARTY ANCELLOTTI
RICK ANDERSON
ERIC ANTHONISSEN
GIANCARLO ANTINORI
JORGE AUGELLO
DOUG BALDWIN
BRAD BECKER
RICH BENDURE
AL BENINATI
DAVE BRIGHTBILL
SUSAN BUCHANAN
MIKE BUSHMAN
BRENT CARPENTER
FRANK CRAWFORD
PHILIPPE CRETEUR
MARK CRIST
JAMES DEHAAN
MARY DEJONGE
BRENT DIEZ
LOUIS DRIES
DON DUGA
JIMMIE DYESS
JAMES FORD
GREG FORDYCE
ROBERT FUTRAL
JAMES GAGE
TERRY GALLAGHER
STAN GIBSON
DAVE GIDDINGS
JOHN GIGERICH
KEN GOH
GEORGE HAMILTON
JOHN HEALY
DEBORAH HOCKMAN
DAVID JOHNSON
FREDERIC JUNG
RALPH KAESLER
CHRIS KAUFMAN
MARY KAY KAUFMANN
KURT KIRCHOF
DAVID KNOWLES
JAMES LANDI
STEVE LANDSMAN
BRUNO LAVANDIER

RICK LIJANA
JIM LONG
BILL MALAK
PAT MAREK
DAVE MAXSON
PAT MCKINGHT
CHRIS MORRISON
MICHAEL MURPHY
PETE NASSOS
SCOTT NOVAK
DAVID OHRVALL
DICK O'SHANNA
CARL PASQUARELLI
JOEL PASTORE
BRIAN PENMAN
MIKE PHILLIPS
WILLIAM PIFER
VINCE PIZZONI
COR PLOEG
ANTHONY POWELL
BILL RADON
ASIRUR RAHMAN
MANI RAMESH
LEON RICHARDSON
RON RIEDE
BILL ROEHRICK
MIKE ROMANO
SKIP SCHEPISI
PETE SCHOEMANN
JANET SCHOO
CHRIS SCHWARZ
BERNARD SCHYNS
JOSE SERRANO
SHEKAR SHETTY
SCOTT SINGLETARY
JAMES SMITH
LORENZO SORRENTINO
SERGIO SOUSA
MARK STANLEY
JOHN STEWART
MARK STOLL
FLORIAN SZMURLO
STEVE TAYLOR
PIERRE THIBAUDAT
JOHN TIDD
DAVID TIMM
PHILIP TING
CHRISTOPHE VAN RIEL
JOHN WANTUCH
WILLIAM WASZAK

JEFF WILKINS
JOHN WILLIAMS
KLAUS WOLFGANG
KEN YANKOWSKI